EXHIBIT 4.3

SUPPLEMENTAL INDENTURE

INDENTURE SUPPLEMENTAL (this “Supplemental Indenture”) dated as of August 17, 2006, among VELOCITY EXPRESS CORPORATION, a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto, and WELLS FARGO BANK, N.A., a national banking association (the “Trustee”), to the INDENTURE (the “Indenture”) dated as of July 3, 2006, among the Company, the Subsidiary Guarantors named therein, and the Trustee.

WHEREAS, Sections 8.01(a)(iv), (vi) and (viii) of the Indenture provide that without the consent of any Noteholder, the Company and the Trustee may amend the Indenture to add additional Subsidiary Guarantors with respect to the Notes, to make any change that does not adversely affect the rights of any Noteholder or to make provision for additional assets or properties for inclusion in the Collateral;

WHEREAS, Section 4.24 of the Indenture requires the Company to cause each of its Subsidiaries, namely CD&L, Inc., Clayton/National Courier Systems, Inc., Click Messenger Service, Inc., Olympic Courier Systems, Inc., Securities Courier Corporation and Silver Star Express, Inc., to become a Subsidiary Guarantor, and each of such Subsidiaries is hereby agreeing to become such;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Subsidiary Guarantors in accordance with its terms have been done.

NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

SECTION 1. Each of CD&L, Inc., Clayton/National Courier Systems, Inc., Click Messenger Service, Inc., Olympic Courier Systems, Inc., Securities Courier Corporation and Silver Star Express, Inc. hereby agrees to become a Subsidiary Guarantor under the Indenture as provided in the Guarantee annexed hereto.

SECTION 2. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 4. All covenants and agreements in this Supplemental Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 5. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 7. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 8. All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

SECTION 9. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 10. The recitals contained herein shall be taken as statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE COMPANY VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone Title: Chief Financial Officer

SUBSIDIARY GUARANTORS

VELOCITY EXPRESS, INC.

VXP MID-WEST, INC.

CORPORATE EXPRESS DISTRIBUTION SERVICES, INC.

VELOCITY EXPRESS LEASING, INC.

VXP LEASING MID-WEST, INC.

CD&L, INC.

CLAYTON/NATIONAL COURIER SYSTEMS, INC.

CLICK MESSENGER SERVICE, INC.

OLYMPIC COURIER SYSTEMS, INC.

SECURITIES COURIER CORPORATION

SILVER STAR EXPRESS, INC.

By:	/s/ Edward W. Stone
Name: Edward W. Stone Title: Chief Financial Officer

THE TRUSTEE WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner Title: Vice President

(Signature page to Supplemental Indenture)

GUARANTEE

The undersigned (the “Subsidiary Guarantors”), having of even date become a direct or indirect Subsidiary of Velocity Express Corporation, a Delaware corporation (the “Company”), hereby irrevocably and unconditionally and jointly and severally (A) guarantee, to the extent set forth in the Indenture dated as of July 3, 2006 by and among the Company, as issuer, the other Subsidiary Guarantors named or provided for therein, as guarantors, and Wells Fargo Bank, N.A., a national banking association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the Indenture, (i) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other Note Obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (B) assume, adopt and accede to the Indenture and each of the Security Documents as a “Subsidiary Guarantor”, “Subsidiary Pledgor” or functionally-equivalent capacity, as applicable, under each thereof, whereupon such Subsidiary Guarantor and the respective assets and properties owned or held thereby shall become and remain bound by and subject to the requirements and provisions of the Indenture and Security Documents applicable to Persons party thereto in such capacity(ies).

The obligations of the undersigned Subsidiary Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

IN WITNESS WHEREOF, the undersigned Subsidiary Guarantors have caused this Guarantee to be signed by their duly authorized Officer as of this 17th day of August, 2006.

CD&L, Inc. Clayton/National Courier Systems, Inc. Click Messenger Services, Inc. Olympic Courier Systems, Inc. Securities Courier Corporation Silver Star Express, Inc.

By	/s/ Edward W. Stone
Edward W. Stone, Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE COMPANY

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W Stone
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS

VELOCITY EXPRESS, INC.

VXP MID-WEST, INC.

CORPORATE EXPRESS DISTRIBUTION     SERVICES, INC.

VELOCITY EXPRESS LEASING, INC.

VXP LEASING MID-WEST, INC.

CD&L, INC.

CLAYTON/NATIONAL COURIER SYSTEMS,     INC.

CLICK MESSENGER SERVICE, INC.

OLYMPIC COURIER SYSTEMS, INC

SECURITIES COURIER CORPORATION

SILVER STAR EXPRESS, INC.

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

THE TRUSTEE

WELLS FARGO BANK, N.A., as Trustee

By:	/s/Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

(Signature page to Supplemental Indenture)